Exhibit 99.1
NEWS
RELEASE
FOR IMMEDIATE RELEASE
NRG Energy, Inc. Names Drew Murphy Executive Vice President and General Counsel; John Ragan
Appointed Executive Vice President and Regional President, Northeast
Princeton, NJ; December 14, 2006—NRG Energy, Inc. (NYSE: NRG) has named Drew Murphy as Executive Vice President and General Counsel, and appointed John Ragan as Executive Vice President and Regional President, Northeast. Both positions are effective December 18, 2006.
In his new role, Murphy will advise and support NRG on all legal matters relevant to the Company in terms of compliance, governance and general business operations. Ragan will lead NRG’s Northeast Region staff and oversee the Company’s significant northeast asset portfolio, representing more than 7,000 megawatts of electricity.
“Drew and John have strong backgrounds in power generation. As we continue to move forward with NRG’s various repowering projects, in addition to our day-to-day activities, we can only benefit from their leadership, wisdom and guidance,” said David Crane, president and chief executive officer, NRG Energy.
Murphy comes to NRG from the law firm of Hunton & Williams where he was partner in charge of their energy practice. He brings more than 15 years of experience representing issuers, developers, investors and lenders in a wide variety of US and cross-border energy projects and structured financings. His legal expertise includes supporting various development projects and financings including coal- and gas-fired power plants, transmission lines, gas storage facilities, waste-to-energy facilities, water treatment facilities and renewable energy projects. Murphy has a bachelor of arts degree from Harvard College and a law degree from George Washington University.
Ragan joins NRG from FPL Energy, where was Vice President of Trading, Transmission, and Operations. Prior to this role, he served as Vice President of Business Management for FPLE’s Northeast Region. Ragan has more than 20 years of experience in the energy industry, including serving as Senior VP and CEO of Mirant’s International Group where he led operations in five countries and managed 3,450 MW of generation and integrated utility assets. Prior to working internationally, he served in various domestic roles during his eight years at Mirant/Southern Energy, including Senior Vice President of Commercial Operations for the company’s North American trading and asset portfolio. Ragan has a bachelor’s and master’s degree in of science from West Virginia University. He also holds a master’s degree in business administration from Tulane University, AB Freeman School of Business.
NRG Energy, Inc. owns and operates a diverse portfolio of power-generating facilities, primarily in Texas and the Northeast, South Central and West regions of the United States. Its operations include baseload, intermediate, peaking, and cogeneration facilities and thermal energy production. NRG also has ownership interests in generating facilities in Australia, Germany and Brazil.
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NRG News Release

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and typically can be identified by the use of words such as “will,” “expect,” “believe,” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially.
NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.
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